Exhibit 32

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES


                                 CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Washington Federal, Inc. (the "Company") on Forms 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned's best knowledge and belief:

      (a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 26th day of July 2005.


                                              Washington Federal, Inc.
                                              ------------------------
                                              (Company)




                                              /s/ Roy M. Whitehead
                                              --------------------
                                              ROY M. WHITEHEAD
                                              Vice Chairman, President and
                                              Chief Executive Officer




                                              /s/ Brent J. Beardall
                                              ---------------------
                                              BRENT J. BEARDALL
                                              Senior Vice President and
                                              Chief Financial Officer